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                                                                 EXHIBIT 23.1

                CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-______) pertaining to the CoStar Group, Inc. 1998 Stock Incentive Plan, as Amended, of our report dated March 1, 2000, with respect to the consolidated financial statements of CoStar Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                         /s/ Ernst & Young LLP


McLean, Virginia
September 13, 2000